                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C.   20549


                                     FORM 8-K/A

                                   CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D) OF

                        THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)          NOVEMBER 7, 1997
                                                 ------------------------------

                               PREMIER PARKS INC.
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


   DELAWARE                             0-9789            73-613774
-------------------------------------------------------------------------------
(State or other                      (Commission       (IRS Employer
jurisdiction of                      File Number)      Identification No.)
incorporation)

           11501 NORTHEAST EXPRESSWAY, OKLAHOMA CITY, OKLAHOMA 63131
-------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code      (405) 475-2500
                                                    ---------------------------

-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)




                                       Page 1
                          (Exhibit index is found on page 3)

ITEM 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Kentucky Kingdom, Inc. at November 2, 1997 and for the 52-week period then ended.

     (b) Pro Forma Financial Statements of Premier Parks Inc. for the year ended December 31, 1996 and as of and for the nine months ended September 30, 1997.

     (c) The following documents are filed herewith as exhibits to this Form 8-K/A:

          *10(a) Stock Purchase Agreement dated as of September 26, 1997, among the Registrant, Kentucky Kingdom, Inc., Hart-Lunsford Enterprises, LLC, and Edward J. Hart (incorporated by reference from Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
                    1997).

          *10(b) Employment Agreement dated as of November 7, 1997, between the Registrant and Edward J. Hart (incorporated by reference from Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

            23.1    Consent of Carpenter, Mountjoy & Bressler, PSC


---------
*Previously filed.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 14, 1998

                                        PREMIER PARKS INC.



                                        By:        /S/ KIERAN E. BURKE
                                            ------------------------------
                                             Kieran E. Burke
                                             Chairman of the Board and
                                             Chief Executive Officer

                        AUDITED FINANCIAL STATEMENTS

                          KENTUCKY KINGDOM, INC.

                             November 2, 1997

KENTUCKY KINGDOM, INC.

FINANCIAL STATEMENTS

November 2, 1997




Audited Financial Statements

   Independent Auditor's Report..............................  1

   Financial Statements......................................

     Balance Sheet...........................................  2

     Statement of Income.....................................  3

     Statement of Changes in Stockholders' Equity............  4

     Statement of Cash Flows.................................  5

     Notes to Financial Statements...........................  6

                          INDEPENDENT AUDITOR'S REPORT



To the Stockholders
Kentucky Kingdom, Inc.
Louisville, Kentucky


    We have audited the accompanying balance sheet of Kentucky Kingdom, Inc. as of November 2, 1997, and the related statement of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kentucky Kingdom, Inc. as of November 2, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Louisville, Kentucky                    Carpenter, Mountjoy & Bressler PSC
December 12, 1997 (except for
Notes J and K which are as of
July 10, 1998)

KENTUCKY KINGDOM, INC.

BALANCE SHEET

November 2, 1997

ASSETS

Current Assets
  Restricted cash.........................................  $   500,000
  Accounts receivable--trade (net of allowance for
   doubtful accounts $135,000)............................      514,009
  Accounts receivable--other..............................      437,188
  Inventory...............................................      402,181
  Prepaid expenses and other current assets...............      527,636
                                                            -----------
    Total current assets..................................    2,381,014

Property and Equipment
  Land....................................................    2,673,025
  Rides...................................................   43,940,625
  Park improvements.......................................   11,091,909
  Buildings...............................................    6,247,601
  Equipment and fixtures..................................    6,138,256
                                                            -----------
                                                             70,091,416
  Less accumulated depreciation...........................  (10,004,074)
                                                            -----------
                                                             60,087,342

Other
  Loan and lease acquisition fees and
    other intangible assets (net of
    accumulated amortization of $985,000).................    2,626,115
                                                            -----------
                                                            $65,094,471
                                                            -----------
                                                            -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Checks written in excess of cash.......................  $   999,049
  Accounts payable.......................................    1,792,548
  Accrued interest payable...............................      833,017
  Accrued payroll and payroll taxes withheld.............      296,505
  Accrued rent and other liabilities.....................    1,384,552
  Dividends payable......................................      184,380
  Notes payable..........................................   30,760,229
  Current portion of capital lease obligations...........   21,414,891
                                                           -----------
    Total current liabilities............................   57,665,171

Long-Term Obligations
  Capital lease obligations, less current portion........      176,499
  Deferred revenues......................................      135,522
  Total long-term obligations............................      312,021
Other Commitments and Contingencies......................      --
                                                           -----------
    Total liabilities....................................   57,977,192

Stockholders' Equity
  Preferred stock, no par value,
    50,000 shares authorized, 30,073 shares
    issued and outstanding...............................    3,073,000

  Common stock, no par value,
    200,000 shares authorized, 185,577 shares
    issued and outstanding...............................   15,019,408
  Accumulated deficit....................................  (10,975,129)
                                                           ------------
                                                             7,117,279
                                                           -----------
                                                           $65,094,471
                                                           -----------
                                                           -----------



See accompanying notes to financial statements

KENTUCKY KINGDOM, INC.

STATEMENT OF INCOME

Year ended November 2, 1997


Revenues
  Theme park admissions.................................. $11,561,897
  Theme park food, merchandise and other.................  10,154,319
                                                           ----------
                                                           21,716,216

Operating Expenses
  Cost of products sold..................................   2,684,399
  Operating expense......................................   5,984,176
  Selling, general and administrative....................   5,746,993
  Depreciation and amortization..........................   2,711,000
                                                           ----------
                                                           17,126,568
                                                           ----------
    Income from operations...............................   4,589,648

Other Income (Expense)
  Interest expense.......................................  (4,758,944)
  Royalty expense........................................    (174,052)
  Interest income........................................      50,587
  Loss on sale of ride...................................    (174,085)
  Foreign currency exchange gain.........................     526,892
                                                           ----------
                                                           (4,529,602)
                                                           ----------
    Income before income taxes...........................      60,046

Income Taxes
  Current tax expense....................................     600,000
  Deferred tax (benefit).................................    (600,000)
                                                           ----------
                                                                --
                                                           ----------
    Net Income...........................................  $   60,046
                                                           ----------
                                                           ----------

See accompanying notes to financial statements

KENTUCKY KINGDOM, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the year ended November 2, 1997

                                                          COMMON       PREFERRED     ACCUMULATED
                                                           STOCK         STOCK        (DEFICIT)        TOTAL
                                                       -------------  ------------  --------------  ------------
Balance at October 29, 1996..........................  $  15,019,408  $  1,500,000  $  (10,850,795) $  5,668,613
  Net income.........................................       --             --               60,046        60,046
  Sale of preferred stock--
    15,730 shares....................................       --           1,573,000        --           1,573,000
  Preferred stock dividend...........................       --             --             (184,380)     (184,380)
                                                       -------------  ------------  --------------  ------------
Balance at November 2, 1997..........................  $  15,019,408  $  3,073,000  $  (10,975,129) $  7,117,279
                                                       -------------  ------------  --------------  ------------
                                                       -------------  ------------  --------------  ------------

                 See accompanying notes to financial statements

KENTUCKY KINGDOM, INC.

STATEMENT OF CASH FLOWS

Year ended November 2, 1997

Cash Flows From Operating Activities
  Net income...................................................................  $   60,046
  Adjustments to reconcile net income to net cash provided by operating activities
    Depreciation and amortization..............................................   2,711,000
    Loss on sale of rides......................................................     174,085
    Deferred income taxes......................................................    (600,000)
    Changes in assets and liabilities
      Inventories..............................................................      23,052
      Accounts receivable......................................................     102,560
      Prepaid expenses and other current assets................................      18,461
      Accounts payable.........................................................    (716,812)
      Accrued interest payable.................................................     515,175
      Deferred revenue.........................................................  (1,215,996)
      Accrued expenses.........................................................    (484,839)
      Dividend payable.........................................................     (74,635)
                                                                                 ----------
  Net cash provided by operating activities....................................     512,097
                                                                                 ----------
Cash Flows From Investing Activities
  Proceeds from sale of rides..................................................   4,125,000
  Purchase of property and equipment...........................................  (3,551,650)
  Restricted cash..............................................................    (500,000)
  Additions to intangible assets...............................................     (12,826)
                                                                                 ----------
  Net cash provided by investing activities....................................      60,524
                                                                                 ----------
Cash Flows From Financing Activities
  Checks written in excess of cash.............................................     817,944
  Proceeds from debt obligations...............................................   8,201,439
  Payments on debt obligations.................................................  (3,048,795)
  Payments on capital lease obligations........................................  (8,116,209)
  Sale of preferred stock......................................................   1,573,000
                                                                                 ----------
  Net cash used by financing activities........................................    (572,621)
                                                                                 ----------
Increase (Decrease) in Cash....................................................      --
Cash and Cash Equivalents, Beginning of Year...................................      --
                                                                                 ----------
Cash and Cash Equivalents, End of Year.........................................  $   --
                                                                                 ----------
                                                                                 ----------
Non-cash transactions
  Capital lease acquisition....................................................  $15,720,000
                                                                                 ----------
                                                                                 ----------

                 See accompanying notes to financial statements

KENTUCKY KINGDOM, INC.

NOTES TO FINANCIAL STATEMENTS

November 2, 1997



NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization: Kentucky Kingdom, Inc. (the Company) is a corporation that owns and operates Kentucky Kingdom-The Thrill Park in Louisville, Kentucky.

Restricted Cash: As of November 2, 1997, this account consists of funds which have been set aside in an escrow account to secure a letter of credit.

Inventory: Inventory consists of merchandise, games and food items, and is valued at the lower of cost or market using the first-in, first-out method.

Statement of Cash Flows: For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents and excludes restricted cash. Cash paid for interest was approximately $4,200,000 for the year ended November 2, 1997.

Capitalized Interest on Construction Projects: Capitalized interest on construction projects totaled approximately $99,000 for the year ended November 2, 1997.

Property and Equipment: Property and equipment are stated at cost. Expenditures which add to the productive capacity or extend the useful life of an asset are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is calculated over the estimated useful life of the individual assets using the straight-line method. Estimated useful lives follow:

      Major rides                                     20--50 years
      Components of major rides                           15 years
      Family rides                                    15--20 years
      Small rides                                      7--15 years
      Park improvements                                   20 years
      Buildings                                     10 or 30 years
      Equipment and fixtures                            5--7 years

Intangible Assets: Loan and lease origination fees include costs incurred in connection with financing transactions and are amortized over the life of the loans and leases. Goodwill is amortized over five years. As a result of the sale discussed in Note I, these assets were written off at November 7, 1997.

Income Taxes: Income taxes are normally provided for the tax effects of transactions reported in the financial statements and consist of taxes currently payable plus deferred taxes related primarily to differences between the bases of property and equipment for financial and income tax reporting. Due to the sale transaction discussed in Note I substantially all timing differences have reversed. Current expense consists of federal and local income tax (See Note H).

Revenue Recognition: Revenues from sponsors are generally recorded over the period of the applicable agreement.


Continued

KENTUCKY KINGDOM, INC.

November 2, 1997


NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Foreign Currency Transactions: Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other then the Company's functional currency) are included in net income.

The Company leases an amusement ride from a foreign supplier, under a capital lease. The lease transaction is denominated in the currency of the supplier. Changes in the exchange rates subsequent to the transaction dates result in translation gains or losses that are accrued by the Company. For income tax purposes, only gains and losses related to actual payments for these transactions are included in the statement of operations.

Concentration of Credit Risk: The Company maintains cash escrow balances at a local bank. The cash accounts are insured by FDIC up to $100,000. Amounts in excess of insured limits were $893,570 at November 2, 1997.

Management Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B--NOTES PAYABLE

Secured notes to stockholders:

     Note payable to stockholder secured by food service equipment, principal due in monthly installments of $2,083 plus interest through April, 1998, remaining principal due May, 1998,
     interest accrues at prime plus four percent, effective rate of 12.50% at November 2, 1997..................................  $  39,584

     Convertible debenture payable to stockholder, secured by
     wooden roller coaster, interest is payable monthly, at 10.5%, principal is due September, 1999...............................  1,200,000

     Note payable to stockholder, secured by wooden roller
     coaster, interest at 12.5% is payable monthly, principal
     is due on January 5, 1998......................................  2,000,000

     Convertible debenture payable to stockholder, secured by
     wooden roller coaster, interest is payable monthly, at 12.5%, principal is due November, 2000................................  1,500,000



Continued

KENTUCKY KINGDOM, INC.

November 2, 1997


NOTE B--NOTES PAYABLE--CONTINUED

     Note payable to stockholder, secured by wooden roller coaster, interest at 14% is payable monthly, principal is due on
     March, 1998...................................................  $2,000,000

     Note payable to stockholder, secured by food service equipment, principal due in monthly installments of $10,000 through
     May, 1998, remaining principal due June, 1998, interest is payable monthly at prime plus four percent, effective
     rate of 12.50% at November 2, 1997............................      80,000

          Total secured notes payable to stockholders..............   6,819,584

Other secured notes:

     Note payable secured by mortgage on land, interest accrues at
     US dollar LIBOR rate plus 50 basis points, principal and
     interest payable in semi-annual payments beginning
     March, 1994 through March, 1999...............................   1,096,765

     Note payable, secured by mortgage on land, interest accrues at prime plus 1.5% (effective rate 10.00% at November 2, 1997)
     principal payable due October and April through July, 2000
     interest payable quarterly through November, 2000.............   5,500,000

     Note payable secured by mortgage on land, principal and
     interest payable in monthly installments through July, 1998,
     interest accrues on outstanding balance at 6.2%...............       8,779

     $2,000,000 revolving line of credit payable to bank secured by accounts receivable, inventory and fixed assets of the
     Company, interest accrues at bank's prime rate plus 1.5%,
     effective rate of 10.0% at November 2, 1997, interest is
     payable quarterly, principal is due December, 1997............   1,388,946

     Term note payable, guaranteed by US Government Small
     Business Administration, interest accrues at 6.69%, principal and interest payable in monthly installments of $8,615
     beginning in August, 1992, due July, 2002.....................     411,733

     Term note payable, secured by personal guarantees of majority stockholders, interest accrues at 5%, principal and interest payable in monthly installments of $2,652 beginning in
     July, 1992, due June, 2002....................................     132,195

     Note payable, secured by bank letter of credit, which is
     guaranteed by a stockholder of the Company, interest accrues at US dollar LIBOR rate plus 50 basis points, principal and interest payable in semi-annual payments beginning
     March, 1992, due March, 1999..................................     244,924


Continued

KENTUCKY KINGDOM, INC.

November 2, 1997


NOTE B--NOTES PAYABLE--CONTINUED

Other secured notes--continued:

     Note payable to bank, secured by $500,000 certificate of deposit, interest payable monthly at 10.25%; four principal payments due on June 1, July 1, August 1 and September 1, with unpaid
     principal and interest due December 31, 1998..................   $1,800,000

     Note payable to bank, secured by personal guarantee of a
     stockholder, interest payable monthly at the prime rate
     (8.50% at November 2, 1997)...................................   1,000,000

     Note payable to ride manufacturer, secured by ride equipment, payable in four varying installments between September, 1996 and September, 1997 matures November 1, 1997, at a discounted
     interest rate of 9.5%.........................................     556,216

     Note payable, secured by mortgage on land, principal and
     interest (at 7.35%) payable in monthly installments
     through April, 2006...........................................     358,907

     Notes payable, secured by equipment, principal and interest
     (from 3.907% to 14.989%) payable in monthly installments
     through July, 1999............................................      12,610

     Note payable to ride manufacturer, secured by ride equipment, payable in varying installments between August, 1996 and
     November, 1997, matures at November 2, 1997 at an interest
     rate of 9.5%..................................................     556,216

     Various notes payable to Premier Parks, Inc., secured by
     equipment and land, interest accrues at 8.0%, principal and interest due at the Stock Purchase transaction closing date
     (see Note I)..................................................   6,401,439

     Various notes payable, secured by mortgages on land, principal and interest payments payable in monthly installments
     (interest rates at November 2, 1997 range from 8.5% to 11%)
     with varying maturity dates from December, 1998 through
     August, 2015..................................................     783,298
                                                                    -----------
     Total secured notes payable...................................  20,252,028



CONTINUED

KENTUCKY KINGDOM, INC.

November 2, 1997

NOTE B--NOTES PAYABLE--CONTINUED

Unsecured notes:

 Note payable to three individuals, two of
 whom are stockholders, unsecured, interest
 accrues at 13%; interest is payable
 quarterly, principal due December, 1997.               $   400,000

 Various notes payable to stockholders,
 unsecured, interest accrues at prime rate as
 reported by Wall Street Journal, effective
 rate of 8.50% at November 2, 1997, interest
 payable monthly, principal due April, 1999.                500,000

 Convertible debentures payable to
 stockholders in varying amounts, interest
 payable monthly at 14%, principal and unpaid
 interest due April, 2000.                                2,788,617
                                                        -----------

  Total unsecured notes payable to stockholders           3,688,617
                                                        -----------

  Total notes payable                                   $30,760,229
                                                        -----------
                                                        -----------

    Subsequent to year end, the Company entered into an agreement with a third-party (see Note I) to sell all of the Company's outstanding common and preferred stock on November 7, 1997. Subsequent to the transaction, the Company used proceeds from the sale to satisfy all notes payable listed above. Consequently, all notes payable are classified as current liabilities.

    At November 2, 1997, the Company had a line of credit of $2,000,000 at a local bank with an interest rate of prime plus 1.5%, which expired December, 1997. At November 2, 1997, the Company had $667,000 available on the line of credit.

    There are certain affirmative and negative covenants on the above obligations. All notes payable with covenants were paid off as previously discussed.

NOTE C--CAPITAL LEASE OBLIGATIONS

    The Company leases 32 rides under 9 capital leases. The Company also leases maintenance and office equipment under various capital leases. The economic substance of the leases is that the Company is financing the acquisition of the assets through the leases, and accordingly, they are recorded in the Company's assets and liabilities.

KENTUCKY KINGDOM, INC.

November 2, 1997

NOTE C--CAPITAL LEASE OBLIGATIONS (CONTINUED)

    The following is an analysis of the assets under capital leases included in property and equipment:

 Rides....................................  $31,532,818

 Maintenance equipment....................   1,304,830

 Office equipment.........................       3,550
                                            ----------

                                            32,841,198

 Less accumulated depreciation............   4,039,589
                                            ----------

                                           $28,801,609
                                            ----------
                                            ----------

    All of the leases contain a bargain purchase option at the end of their respective lease term.

    The following is a schedule of future minimum payments required under the leases together with their present value at November 2, 1997:

                                                          MAINTENANCE
        FOR THE FISCAL                                    AND OFFICE
          YEAR ENDED                           RIDE        EQUIPMENT        TOTAL
---------------------------------------    -------------  ------------  -------------

            1998                           $  20,805,253   $  609,638   $  21,414,891
            1999                                --             84,355          84,355
            2000                                --             78,148          78,148
            2001                                --             78,148          78,148
            2002 and thereafter...........      --             49,831          49,831
                                           -------------   ----------   -------------

Total minimum lease payments                  20,805,253      900,120      21,705,373
Less amounts representing interest........      --            113,983         113,983
                                           -------------   ----------   -------------

Present value of minimum lease payments...    20,805,253      786,137      21,591,390

Current portion...........................    20,805,253      609,638      21,414,891
                                           -------------   ----------   -------------

Long-term portion......................... $    --         $  176,499   $  f   176,499
                                           -------------   ----------   -------------
                                           -------------   ----------   -------------

    All ride leases were paid off commensurate with the sale transaction; therefore, the above minimum lease payments represent the full lease payoff and there were no amounts representing interest.

KENTUCKY KINGDOM, INC.

November 2, 1997

NOTE D--OPERATING LEASE COMMITMENTS

   The Company leases land and certain improvements on which part of the amusement park is located under an operating lease expiring in 2019, with three ten-year renewal options. The lease provides for annual lease payments of approximately $990,000 in 1998, $1,010,000 in 1999, $877,000 in 2000, with payments thereafter of previous year's rent plus 3% escalator.

    The Company leases a warehouse from a related party under an operating lease that expires in March, 2000. The lease provides for monthly payments of $3,043, which are adjusted annually for cost of living increases.

    Future minimum lease payments for all of the operating leases:

             FOR THE FISCAL
               YEAR ENDED                                TOTAL
             ---------------                          ------------
                  1998                                $  1,054,875
                  1999                                   1,078,214
                  2000                                     939,760
                  2001                                     952,422
                  2002                                     965,463
                                                      ------------
                                                      $  4,990,734

NOTE E--CONTINGENCY

    The Company is self-insured with respect to personal injury claims. Under the terms of the self-insurance arrangement, the Company is responsible for the first $25,000 due on each individual claim. The Company has insurance to cover any expense over $25,000. During the year, the Company paid claims totaling approximately $5,000 and no claim individually exceeded the company's liability per claim of $25,000. At November 2, 1997, the Company provided $110,000 for potential liabilities on various claims.

NOTE F--PENSION PLAN

    Effective January 1, 1995 the Company established a defined contribution profit sharing plan with a 401(k) feature. Employees must be at least 21 years old and have worked one year to be eligible for participation in the plan. The Company makes matching employer contributions equal to 50% of the employee deferral, up to a maximum of 2% of employees' gross wages. The Company contributed approximately $25,000 to the plan under the matching feature for 1997.

KENTUCKY KINGDOM, INC.

November 2, 1997

NOTE G--STOCKHOLDERS' EQUITY

    Preferred Stock: In April, 1993, the Company issued 15,000 shares of preferred stock Class A, $100 par value. The proceeds were used to fund the Park's food service operation, which at that time was being taken over by the park after contracting with an outside concessionaire. During 1997, the Company issued 15,000 shares of preferred stock, $100 par value for the same purpose.

    The Class A shares pay a 6% dividend annually and were callable at a premium beginning December 31, 1994 by a majority vote of the stockholders. The call provisions expire December 31, 2001. The call premiums range from $90 in 1994 to $17 in 2001.

    The Class B shares issued during 1997 pay a 10% dividend annually and were callable at a premium beginning December 31, 1997 by a majority vote of the stockholders. The call provisions expire December 31, 2001. The call premiums range from $20 in 1997 to $0 in 2007.

    The Class A preferred shareholders were also to receive a food and beverage royalty based on the gross food and beverage sales for a ten year period beginning in 1993. The royalty percentage per year is as follows:

             1997                        5.25%

             1998 through 2002           4.00%

    The Class B preferred shareholders were to receive a food and beverage royalty on net food sales for a ten year period beginning in 1997. The royalty percentage per year is stated at 10%.

    Commensurate with the sale discussed in Note I, all preferred shareholders were redeemed subsequent to year end. Amounts paid to preferred shareholders totaled $4,903,880. This amount included the par value and all dividends and royalties.

    Holders of the convertible debentures may, at their option any time prior to maturity, convert the debenture into fully paid shares of common stock, no par value. The number of shares of common stock into which debentures may be converted is determined by dividing the aggregate principal amount together with unpaid interest to the date of conversion by the conversion price in effect at the time of conversion. The initial conversion price was $190.

    The conversion price may be adjusted upon the event of future sale, dividend or other distribution of common stock. A formula stipulated in the debenture adjusts the conversion price based on such factors as the total number of outstanding shares and the consideration received on any new stock issued.

    The Company issued $1,200,000 and $1,500,000 convertible debentures to a major stockholder on October 27, 1996. The convertible debentures bear interest at 10.5% and 12.5%, respectively. Interest only is due on the debentures monthly. Principal and any unpaid interest are due in full in September, 1999 and on November 6, 2000, respectively. The conversion privileges, initial conversion price, and subsequent adjustments to the conversion price are similar to the terms of the subordinated debentures described above.

Continued

KENTUCKY KINGDOM, INC.

November 2, 1997

NOTE G--STOCKHOLDERS' EQUITY--CONTINUED

    In February, 1996, the Company obtained from a stockholder/lender, a $2,000,000 working capital loan that was scheduled to mature in September, 1996. In September, 1996, the maturity date for the loan was extended to March 30, 1998. In connection with the extension, the Company granted warrants to the stockholder/lender to purchase approximately 6,000 shares of company stock. If any part of the debt is outstanding on either April 1, 1997 or October 1, 1997, the warrants increase to 7,704 and 9,293, respectively.

    As of the balance sheet date no debenture holders exercised these conversion privileges.

    As a result of the sale discussed in Note I, all convertible debentures were paid off subsequent to year end.

NOTE H--INCOME TAXES

    For income tax purposes, as of November 2, 1997, the Company has approximately $2,000,000 of net operating loss carryforwards which expire in the years 2008 and 2012. At November 2, the Company has approximately $2,000,000 of loss carryforwards under alternative minimum tax regulations during years with no regular tax. Accordingly, the Company could incur alternative minimum tax. A valuation allowance for the entire amount of the combined deferred tax asset resulting from the net operating loss carryforward has been recorded at November 2, 1997, because it is management's opinion that it is more likely than not that the deferred tax asset will not be recognized.

    Income tax expense (benefit) for the fiscal year ended 1997 consists of the following:

                                   CURRENT       DEFERRED       TOTAL
                                  ----------    -----------     -----
US Federal......................  $  200,000    $  (200,000)    $  --
Local...........................     400,000       (400,000)       --
                                  ----------    -----------     -----
                                  $  600,000    $  (600,000)    $  --
                                  ----------    -----------     -----
                                  ----------    -----------     -----

    The recorded current US Federal tax expense results from the alternative minimum tax. The current local tax results from the fact that the net operating loss carryforwards are not allowed for local income tax purposes. As stated in Note A, as a result of the sale transaction discussed in Note I, substantially all deferred timing differences have reversed.

KENTUCKY KINGDOM, INC.

November 2, 1997

NOTE I--SUBSEQUENT EVENT--SALE TRANSACTION

    On September 26, 1997, Kentucky Kingdom--The Thrill Park (the Park) agreed with the signing of a Stock Purchase Agreement to sell all of the membership interests of KKI, LLC, which at the closing owned substantially all of the assets used in the operation of the Park to Premier Parks, Inc. (PPI), a publicly traded company which owns and operates multiple amusement park facilities across the country. The closing of the transaction occurred on November 7, 1997. As part of the Sale Transaction, Hart-Lunsford Enterprises, LLC (H-L), a leasing entity operated by the majority stockholders of the Park, agreed to an early termination of its lease agreements with the Park for a fee of $2 million.

    PPI agreed to pay $62 million for the membership interests, and paid $2,000,000 in shares of PPI stock to H-L as an inducement fee. PPI will pay additional amounts in shares of PPI stock to the Park over each of the next three operating seasons if the Park achieves certain revenue targets. For the 1998 operating season, there are two revenue targets and two additional sums to be paid if certain revenue targets are achieved. In 1999 and 2000, there is one revenue target each year tied to an additional payment. The total amount that could be earned under this earn-out provision is $7.5 million for 1998, $3 million for 1999 and $2 million for 2000.

    For income tax purposes, PPI and KKI, LLC agreed for the sale of the membership interests to be treated under Internal Revenue Code Section 338, which allows the parties to treat the sale as if PPI and KKI, LLC were buying and selling the underlying assets of the Park, respectively.

    At closing, the Park used sales proceeds to retire or redeem all secured and unsecured bank debt, convertible debentures, stockholder loans, preferred stock, and other long-term financing totaling approximately $58,318,000. PPI also assumed certain obligations of KKI, LLC, including $268,000 of capital leases and approximately $740,000 of current liabilities. The balance of the proceeds, or about $2.896 million, was paid to the Park in shares of PPI stock on November 7, 1997.

NOTE J--LEGAL MATTERS AND CONTINGENCIES

    The Company has received notices from the Kentucky Revenue Cabinet stating that the Company has been selected for a sales and use tax audit and a property tax audit.

    The sales and use tax audit period will be October 16, 1996 through February 28, 1997 with respect to leased attractions. All other transactions will be audited for the period October 1, 1994 through February 28, 1998. In December 1996, the Company purchased various equipment used to construct a theater. The Company has requested an accurate breakdown of the purchase price into its taxable and non-taxable components. Once this breakdown is provided, the Company will self assess and remit the applicable tax on the taxable portion of the purchase. No provision has been made in the financial statements for this amount since it cannot be presently determined. Once this amount is remitted management believes the likelihood of any material assessment by the Cabinet is remote.

Continued

KENTUCKY KINGDOM, INC.

November 2, 1997

NOTE J--LEGAL MATTERS AND CONTINGENCIES--CONTINUED

    The Company is presently being audited by the Kentucky Department of Revenue for property tax compliance. The Company's business, its attractions, and its lease from the State Fair Board combine to present a unique situation under Kentucky's property tax law. During the fieldwork portion of the audit, the state auditor verbally represented that the state would assert that all rides would be considered personal tangible property. This assertion has not been made in writing nor has the state quantified its impact. The Company intends to vigorously challenge any assessment of Kentucky property tax as a result of the audit. Consequently, no provision has been made in the financial statements for the potential tax liability, if any, resulting from the property tax audit.

    The Company is involved in various other legal matters both as plaintiff and defendant. The outcome is not known in these cases and management believes an adequate provision has been made in these financial statements. However, management believes that any additional losses from these claims, if any, would not be material to the financial position or operating results of the Company.

NOTE K--(AS OF JULY 10, 1998)--CONTINGENT ASSET

    A Jefferson County jury has awarded the Company nearly $4 million in damages in its defamation lawsuit against WHAS Television.

    Kentucky Kingdom sued WHAS following a series of reports about a 1994 accident involving the "StarChaser" rollercoaster.

    The jury awarded $375,000 in damages for lost profits in 1996; $100,000 in damages for lost profits in 1994; $2.5 million in punitive damages; and $1 million for damage to the park's reputation. Attorneys for WHAS-TV have appealed the verdict. Since the contingent asset is subject to appeal it does not affect the November 2, 1997 financial statements as originally presented.

   Pro Forma Financial Statements of Premier Parks Inc. for the year ended December 31, 1996 and as of and for the nine months ended September 30, 1997

                  UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements (the "Pro Forma Financial Statements") of the Company are based upon the historical financial statements of Premier, Elitch Gardens Company, The Great Escape (owned by Storytown), FRE and Concord (the owners of Waterworld), Stuart Amusement Company (the owner of Riverside) and Kentucky Kingdom. The financial statements of Kentucky Kingdom are included elsewhere in this Form 8-K/A. The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1996 gives effect to (i) the June 1996 and January 1997 equity offerings relating to the acquisitions of the companies or assets previously mentioned, the presumed issuance of the Exchangeable Preferred Stock, the Elitch Gardens acquisition and the Waterworld acquisition as if they had occurred on January 1, 1996; (ii) The Great Escape acquisition as if it had occurred on November 1, 1995; (iii) the Riverside acquisition as if it had occurred on October 1, 1995; and (iv) the acquisition of Kentucky Kingdom as if it occurred on October 29, 1995. The Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 1997 gives effect to the acquisition of Kentucky Kingdom and the January 1997 equity offering as if they had occurred on January 1, 1997.

     The Unaudited Pro Forma Combined Balance Sheet is presented as if the acquisition of Kentucky Kingdom occurred on September 30, 1997. The acquisition has been accounted for using the purchase method of accounting. Allocations of the purchase price have been determined based upon estimates of fair value.

     The Pro Forma Financial Statements are for informational purposes only, have been prepared based on estimates and assumptions deemed by the Company to be appropriate and do not purport to be indicative of the financial position or results of operations which would actually have been attained if the acquisitions had occurred as presented in such statements or which may be achieved in the future.

                                  PREMIER PARKS INC.
                 UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             YEAR ENDED DECEMBER 31, 1996
                 (In thousands, except for share and per share data)





                                                                   HISTORICAL
                                                                    COMBINED
                                                                    PREMIER
                                   HISTORICAL       1996            AND 1996        HISTORICAL    COMBINED    PRO FORMA    COMPANY
                                    PREMIER     ACQUISITIONS(1)    ACQUISITIONS     KENTUCKY      COMPANY   ADJUSTMENTS  PRO FORMA
                                   ----------   ---------------    ------------     ----------    --------  -----------  ---------

Revenue:
Theme park admission.............   $41,162        $34,580            $75,742         $9,282       $85,024      $    -     $85,024
Theme park food, merchandise
  and other......................    52,285         31,615             83,900          6,000        89,900       300(2)     90,200
                                   ----------   ---------------    ------------     ----------    --------  -----------  ---------
     Total revenue...............    93,447         66,195            159,642         15,282       174,924       300       175,224
                                   ----------   ---------------    ------------     ----------    --------  -----------  ---------
Operating costs and expenses:
Operating expense................    42,425         25,245             67,670          5,430        73,100      (350)(3)    71,275

Selling, general and                                                                                          (1,475)(4)
  administrative.................    16,927         19,980             36,907          6,544        36,907    (6,214)(5)    30,693
Costs of products sold...........    11,101          9,608             20,709          1,697        22,406      (180)(6)    22,226
Depreciation and amortization....     8,533         14,160             22,693          2,375        25,068    (6,152)(7)    18,916
                                   ----------   ---------------    ------------     ----------    --------  -----------  ---------
     Total.......................    78,986         68,993            147,979         16,046       157,481   (14,371)      143,110
                                   ----------   ---------------    ------------     ----------    --------  -----------  ---------
Income (loss) from operation.....    14,461         (2,798)            11,663           (764)       17,443    14,671        32,114
Other income (expense):
Interest expense, net............   (11,121)        (5,222)           (16,343)        (4,100)      (20,443)    9,322(8)    (11,121)
Other income (expense)...........       (78)          (290)              (368)          (290)          (78)     (188)(9)      (266)
                                   ----------   ---------------    ------------     ----------    --------  ----------   ---------
Total............................   (11,199)        (5,512)           (16,711)        (3,810)      (20,521)    9,134       (11,387)
Income (loss) before income
  taxes..........................     3,262         (8,310)            (5,048)        (4,574)       (3,078)   23,805        20,727
Income tax expense (benefit).....     1,497            412              1,909         (1,600)          309     7,982(10)     8,291
                                   ----------   ---------------    ------------     ----------    --------  -----------  ---------
Net income (loss)................    $1,765        $(8,722)           $(6,957)       $(2,974)      $(3,383)  $15,823       $12,436
                                   ----------   ---------------    ------------     ----------    --------  -----------  ---------
                                   ----------   ---------------    ------------     ----------    --------  -----------  ---------
Net income (loss) applicable
  to common stock................    $1,162        $(8,722)           $(6,957)       $(2,974)       $3,916   $16,352(11)   $12,436
                                   ----------   ---------------    ------------     ----------    --------  -----------  ---------
                                   ----------   ---------------    ------------     ----------    --------  -----------  ---------
Net income (loss) per
  common share...................      $.13          (12)               (12)          (12)         (12)                       0.66
                                   ----------                                                                            ---------
                                   ----------                                                                            ---------
Weighted average shares..........  8,972,000         (12)               (12)          (12)         (12)            (13) 18,798,000
                                   ----------                                                                            ---------
                                   ----------                                                                            ---------

                                  PREMIER PARKS INC.

            NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                             YEAR ENDED DECEMBER 31, 1996



BASIS OF PRESENTATION

     The accompanying unaudited pro forma combined statement of operations for the year ended December 31, 1996, has been prepared based upon certain pro forma adjustments to historical financial information of the Company, Elitch Gardens, The Great Escape, Waterworld, Riverside and Kentucky Kingdom. The Company's acquisitions of the operating assets of Elitch Gardens, Waterworld and The Great Escape occurred on October 31, 1996, November 19, 1996 and December 4, 1996, respectively. The Company's acquisition of the capital stock of Stuart Amusement Company, the owner of Riverside, and substantially all of the assets of Kentucky Kingdom occurred on February 5, 1997 and November 7, 1997, respectively.

     The unaudited pro forma combined statement of operations for the year ended December 31, 1996, has been prepared assuming the acquisitions of Elitch Gardens, Waterworld, The Great Escape, Riverside and Kentucky Kingdom, the related June 1996 and January 1997 equity financings and the presumed issuance of the exchangeable preferred stock occurred on January 1, 1996.

     The pro forma weighted average of shares used to calculate pro forma income per share is based on the actual weighted average number of shares outstanding during the year ended 1996, adjusted to give effect to shares of Common Stock issued in the conversion of the Company's outstanding preferred stock in June 1996, the issuance of 3,939,000 shares of Common Stock in June 1996 and of 6,900,000 shares of Common Stock in January 1997 pursuant to public offerings, a portion of the proceeds of which were utilized to make the acquisitions, as well as approximately 9,000 shares of Common Stock issued in The Great Escape acquisition, approximately 33,000 shares of Common Stock issued as partial consideration for the Riverside acquisition and approximately 121,000 shares of Common Stock issued as partial consideration for the Kentucky Kingdom acquisition.

PRO FORMA ADJUSTMENTS (ALL DOLLAR AMOUNTS IN THOUSANDS)

(1) The amounts for the 1996 Acquisitions are the combined amounts of revenues and expenses of Elitch Gardens, The Great Escape, Waterworld and Riverside

(2)  Adjustment reflects the change in concessionaire arrangements at Riverside

(3) Adjustment reflects the change in food concessionaire arrangements at Elitch Gardens

(4) Adjustments reflect the reduction of Elitch Gardens operating expenses related to park staffing levels ($1,000) and entertainment contracts ($375) and the reduction of Kentucky Kingdom operating expenses related to rent on canceled leases ($78) and repairs on rides not purchased ($22)

(5) Selling, general and administrative expense adjustments reflect the following:

          Elimination of duplicative corporate personnel costs and corporate expenses at Elitch Gardens as follows:

               Corporate and full-time personnel costs........ $1,520

               Insurance expense..............................    375

               Professional fees.............................     466

               Rental expense................................      89
                                                               ------

                                                                           2,450

          Elimination of duplicative corporate
          personnel expenses at The Great Escape.............              1,300

          Elimination of duplicative corporate
          personnel costs and corporate expenses
          at Waterworld......................................                 88

          Elimination of duplicative corporate
          personnel costs and corporate expenses
          at Riverside as follows:

          Corporate and full-time personnel costs............      560

          Insurance expense..................................      385

          Professional fees..................................      241

          Other..............................................      190
                                                                ------
                                                                           1,376

          Elimination of duplicative corporate
          personnel costs and corporate expenses
          at Kentucky Kingdom as follows:

          Corporate and full-time personnel costs............      550

          Insurance .........................................      125

          Professional ......................................      210

          Other..............................................      115
                                                                ------

                                                                           1,000
                                                                          ------

                                                                          $6,214
                                                                          ------
                                                                          ------

(6) Adjustment reflects the elimination of certain concession arrangements at Kentucky Kingdom.

(7) Adjustment reflects the effects of eliminating historical depreciation ($8,535) and impairment provision ($8,000) recognized by one of the acquired parks, the pro forma depreciation of $9,346 on the property and equipment of Elitch Gardens, The Great Escape, Waterworld, Riverside and Kentucky Kingdom and the pro forma amortization of $1,037 on the costs in excess of fair value. Depreciation is based on estimated lives of 15 to 25 years. Intangible assets are amortized over 25 years.

(8) Adjustment reflects the elimination of interest expense incurred by Elitch Gardens, The Great Escape, Waterworld, Riverside and Kentucky Kingdom. The funding of the acquisitions of Elitch Gardens, Waterworld, The Great Escape, Riverside and Kentucky Kingdom is assumed to be from the proceeds of the June 1996 public offering and January 1997 public offering.

(9) Adjustment reflects the elimination of food service management fee at Elitch Gardens ($125) and other income of Kentucky Kingdom related to debt not assumed by the Company.

(10) Adjustment reflects the application of income taxes at a rate of 40% to the pro forma adjustments and to the acquired operations that were not previously directly subject to income taxation and after consideration of permanent differences.

(11) Adjustment reflects the aggregate pro forma adjustment to income (loss) before extraordinary loss and the elimination of $603 of preferred stock dividends as a result of the conversion in June 1996 of the Company's outstanding preferred stock.

(12) Income (loss) per common share and weighted average share data are not presented as the information is not meaningful.

(13) The calculation of pro forma weighted average shares outstanding for the year ended December 31, 1996 is as follows:

     Weighted average shares of common stock
          outstanding...................................   8,972,000

     Preferred stock conversion, as if issued and
     converted on January 1, 1996......................      1,215,000

     Common stock issued in the June 1996 public
     offering, a portion of the proceeds of which were
     used to make the acquisitions, as if issued on
     January 1, 1996..................................       1,548,000

     Common stock issued in the January 1997 public
     offering, a portion of the proceeds of which were
     used to make the acquisitions, as if issued
     January 1, 1996.................................        6,900,000

     Common stock issued as partial consideration
     for The Great Escape acquisition................            9,000

     Common stock issued as partial consideration for
     the Riverside acquisition.......................           33,000

     Common stock issued as partial consideration for
     the Kentucky Kingdom acquisition................          121,000
                                                           -----------
                                                           $18,798,000
                                                           -----------
                                                           -----------

                                  PREMIER PARKS INC.
                 UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         NINE MONTHS ENDED SEPTEMBER 30, 1997
                 (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)








                                     HISTORICAL   HISTORICAL     COMBINED     PRO FORMA      COMPANY
                                      PREMIER     KENTUCKY       COMPANY      ADJUSTMENTS    PRO FORMA
                                     ----------   -----------    ----------   -----------    ----------


REVENUE:
Theme park admission...............    $91,080     $11,562         $102,642     $    -         $102,642
Theme park food, merchandise
  and other........................     95,666      10,092          105,758                     105,758
                                     ----------   -----------    ----------   -----------    ----------
          Total....................    186,746      21,654          208,400          -          208,400
                                     ----------   -----------    ----------   -----------    ----------
Operating costs and expenses:
Operating expense..................     69,444       5,576           75,020         (101)(1)     74,919

Selling, general and
  administrative...................     29,688       4,945           34,633         (771)(2)     33,862
Costs of products sold.............     22,072       2,684           24,756         (261)(3)     24,495
Depreciation and amortization......     13,974       2,161           16,135          972(4)      17,107
                                     ----------   -----------    ----------   -----------    ----------
          Total....................    135,178      15,366          150,544         (161)       150,383
                                     ----------   -----------    ----------   -----------    ----------
Income (loss) from operations......     51,568       6,288           57,856          161         58,017

OTHER INCOME (EXPENSE):
Interest expense, net..............    (12,869)     (3,668)         (16,537)      (1,971)(5)    (14,840)
                                                                                   3,668(6)
Other income (expense).............        (44)        287              243         (352)(7)       (109)
                                     ----------   -----------    ----------   -----------    ----------
          Total....................    (12,913)     (3,381)         (16,294)       1,345        (14,949)
Income (loss) before income
  taxes............................     38,655       2,907           41,562        1,506         43,068
Income tax expense.................     15,462       --              15,462        1,765(8)      17,227
                                     ----------   -----------    ----------   -----------    ----------
Net income (loss)..................    $23,193    $  2,907          $26,100         (259)       $25,841
                                     ----------   -----------    ----------   -----------    ----------
                                     ----------   -----------    ----------   -----------    ----------
Net income per common share........      $1.32        (9)              (9)                         1.40
                                     ----------                                              ----------
                                     ----------                                              ----------
Weighted average share............. 17,513,000        (9)              (9)           (10)    18,422,000
                                     ----------                                              ----------
                                     ----------                                              ----------

                                  PREMIER PARKS INC.

            NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                         NINE MONTHS ENDED SEPTEMBER 30, 1997



BASIS OF PRESENTATION

     The accompanying pro forma combined statement of operations for the nine months ended September 30, 1997 has been prepared based upon certain pro forma adjustments to historical financial information of the Company, Elitch Gardens, The Great Escape, Waterworld and Riverside. The Company's acquisition of the capital stock of Stuart Amusement Company, the owner of Riverside, occurred on February 5, 1997. The Company acquired the operating assets of Kentucky Kingdom on November 7, 1997.

     The unaudited pro forma combined statement of operations for the nine months ended September 30, 1997 has been prepared assuming the acquisitions of Riverside and Kentucky Kingdom occurred on January 1, 1997. The operations of Elitch Gardens, the Waterworld Parks and The Great Escape are included in the Company's operations for 1997 since the acquisitions occurred in 1996.

     The pro forma weighted average number of common shares used to calculate pro forma income per share is based on the actual weighted average number of shares outstanding during the nine months ended September 30, 1997, adjusted to give effect to the issuance of 6,900,000 shares of Common Stock on January 31, 1997, a portion of the proceeds of which were used to fund the acquisitions of Riverside Park and Kentucky Kingdom.

PRO FORMA ADJUSTMENTS (ALL DOLLAR AMOUNTS IN THOUSANDS)

(1) Adjustment reflects the reduction of Kentucky Kingdom operating expenses related to rent on canceled leases ($78) and repairs on rides not purchased ($23).

(2) Adjustment reflects the reduction of selling, general and administrative expenses as follows:

          Corporate and full-time personnel costs................  $ 446
          Insurance expense......................................     94
          Professional fees......................................    150
          Other..................................................     81
                                                                   -----
                                                                     771
                                                                   -----
                                                                   -----

(3) Adjustment reflects the elimination of certain concession arrangements at Kentucky Kingdom.

(4) Adjustment reflects the effects of eliminating historical depreciation ($2,161) and estimating the pro forma depreciation of $2,980 on the property and equipment and pro forma amortization of $153 on the cost in excess of fair value. Depreciation is based on estimated useful lives of 15 years, while intangible assets are amortized over 25 years.

(5) Adjustment reflects the elimination of the interest income earned by the Company on the cash used in the purchase of Kentucky Kingdom as if the Company had owned the assets for the entire nine-month period.

(6) Adjustment reflects the elimination of the interest expense incurred by Kentucky Kingdom related to the indebtedness paid by the Company at the closing of the transaction.

(7) Adjustment reflects the elimination of other income related to debt not assumed by the Company.

(8) Adjustment reflects the application of income taxes at a rate of 40% to the pro forma adjustments and to the acquired operations that were not previously directly subject to income taxation and after consideration of permanent differences.

(9) Income (loss) per common share and weighted average share data are not presented as the information is not meaningful.

(10) The calculation of pro forma weighted average shares outstanding for the nine months ended September 30, 1997 is as follows:

     Weighted average shares of common stock outstanding . . . . . .  17,513,000
     Common Stock issued in the January 1997
          public offering, a portion of which was used to
          make the recent acquisitions, as if issued
          on January 1, 1997 . . . . . . . . . . . . . . . . . . . .  . .784,000
     Common Stock issued as partial consideration for
          the Riverside acquisition, as if issued on
          January 1, 1997. . . . . . . . . . . . . . . . . . . . . . .  . .4,000
     Common Stock issued as partial consideration for
          the Kentucky Kingdom acquisition . . . . .. . . . . . . . . . .121,000
                                                                      ----------
                                                                      18,422,000
                                                                      ----------
                                                                      ----------

                                  PREMIER PARKS INC.
                      UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                  SEPTEMBER 30, 1997
                                    (IN THOUSANDS)






                                               HISTORICAL   HISTORICAL     COMBINED     PRO FORMA      COMPANY
                                               PREMIER     KENTUCKY       COMPANY      ADJUSTMENTS    PRO FORMA
                                               ----------   -----------    ----------   -----------    ----------

ASSETS:
Cash and cash equivalents...........           $169,151      $  500          $169,651      $(60,163)(1)  $108,988
                                                                                               (500)(2)
Accounts receivable.................             15,960         951            16,911          (951)(2)    15,960
Inventories.........................              5,546         402             5,948          (147)(2)     5,801
Prepaid expenses....................              3,652         529             4,181          (474)(2)     3,707
                                               ----------   -----------    ----------   -----------    ----------
     Total current assets...........            194,309       2,382           196,691       (62,235)      134,456
Deferred charges....................             10,594       2,626            13,220        (2,626)(2)    10,594

Deposits and other..................              6,036         --              6,036                       6,036
                                               ----------   -----------    ----------   -----------    ----------
          Other assets..............             16,630       2,626            19,256        (2,626)       16,630

Property and equipment, net                     360,017      60,087           420,104         2,543(1)    422,647
Intangible assets, net..............             41,311                        41,311         5,161(1)     46,472
                                               ----------   -----------    ----------   -----------    ----------
          Total assets..............           $612,267     $65,095          $677,362      $(57,157)     $620,205
                                               ----------   -----------    ----------   -----------    ----------
                                               ----------   -----------    ----------   -----------    ----------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable and accrued
 expense............................            $17,291      $4,657           $21,948       $(4,255)(2)  $17,693

Accrued interest payable............              4,054         833             4,887          (833)(2)    4,054
Current maturities of long-term
debt and capital lease obligations..                990      52,175            53,165       (52,083)(2)    1,082
                                               ----------   -----------    ----------     -----------  ----------
          Total current liabilities.             22,335      57,665            80,000       (57,171)      22,829

Long-term debt and capital lease
  obligation........................            216,263         176           216,439             --     216,439

Other long-term liabilities.........              3,967         136             4,103         2,232 (1)    6,335
Deferred income taxes...............             42,900         --             42,900             --      42,900
                                               ----------   -----------    ----------     -----------  ----------
          Total Liabilities.........            285,465      57,977           343,442       (54,939)     288,503

Total Stockholders' equity..........            326,802       7,118           333,920         4,900 (1)  331,702
                                                                                             (7,118)(2)
                                               ----------   -----------    ----------     -----------  ----------
Total liabilities and
stockholders' equity................           $612,267     $65,095          $677,362      $(57,157)    $620,205
                                               ----------   -----------    ----------     -----------  ----------
                                               ----------   -----------    ----------     -----------  ----------
See accompanying notes.

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


                                  PREMIER PARKS INC.
                 NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                  SEPTEMBER 30, 1997


BASIS OF PRESENTATION

     The accompanying unaudited pro forma combined balance sheet as of September 30, 1997 has been prepared based on certain pro forma adjustments to historical financial information of the Company and Kentucky Kingdom. The Company's acquisition of the operating assets of Kentucky Kingdom occurred on November 7, 1997. The unaudited pro forma combined balance sheet as of September 30, 1997 has been prepared assuming the acquisition of Kentucky Kingdom occurred on September 30, 1997.

PRO FORMA ADJUSTMENTS (ALL DOLLAR AMOUNTS IN THOUSANDS)

(1) Adjustment reflects the purchase of Kentucky Kingdom for cash ($60,163) and common stock ($4,900). The purchase price was funded from cash on hand. The Company also recognized $2,232 of other long-term liabilities associated with the transaction. The acquisition was accounted for using the purchase price method of accounting. Allocation of the purchase price was based upon estimated fair values for property and equipment.

(2) Adjustments reflect the elimination of deferred charges associated with long-term debt of Kentucky Kingdom which was paid in full at the closing and the elimination of assets not purchased ($2,072) and liabilities not assumed ($57,171) by the Company.


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